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                                                                       EXHIBIT 7

                                VOTING AGREEMENT


        This Voting Agreement ("AGREEMENT") is made and entered into as of May 11, 1999 between Cardiac Pathways Corporation, a Delaware corporation ("COMPANY"), and the undersigned stockholder ("STOCKHOLDER") of the Company, a Delaware corporation.

                                    RECITALS

        A. Concurrently with the execution of this Agreement, the Company and BankAmerica Ventures ("BAV") have entered into a Series B Convertible Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") which provides for the purchase of the Company's Series B Convertible Preferred Stock (the "FINANCING").

        B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement.

        C. Company desires the Stockholder to agree, and the Stockholder is willing to agree to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Financing.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:

        1.      Certain Definitions

                For purposes of this Voting Agreement:

                (a) "ACQUISITION PROPOSAL" shall mean any offer, proposal or inquiry contemplating or otherwise relating to any Acquisition Transaction.

                (b) "ACQUISITION TRANSACTION" shall mean any transaction (other than as contemplated by the Purchase Agreement) involving:

                        (1) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent company, (ii) in which a person or "group" (as defined in the Exchange Act of 1934, as amended and the rules promulgated thereunder) of persons directly or indirectly acquires the Company or more than 20% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of



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voting securities of the Company, or (iii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

                        (2) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of the Company; or

                        (3)     any liquidation or dissolution of the Company.

                (c) "COMPANY COMMON STOCK" shall mean the common stock, par value $.__ per share, of the Company.

                (d) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Purchase Agreement is validly terminated, or (ii) the date upon which the closing (as defined in the Purchase Agreement, hereinafter, the "Closing") occurs.

                (e) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

                (f) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                (g) "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

                (h) "SHARES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                (i) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

                2. Agreement to Vote Shares. From the date of this Agreement to the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Stockholders of the Company with respect to any of the following, Stockholder shall vote the
Shares: (i) in favor of approval of the Purchase Agreement and the Financing and any matter that could reasonably be expected to facilitate the Financing; and
(ii) against (a) approval of any proposal



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made in opposition to or competition with consummation of the Financing; (b) any liquidation or winding up of the Company; and (c) any action that would make consummation of the financing unfeasible (each of the foregoing is hereinafter referred to as an "OPPOSING PROPOSAL"). Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

        3. Irrevocable Proxy. Contemporaneously with the execution of this Voting Agreement: (i) Stockholder shall deliver to the Company a proxy in the form attached to this Voting Agreement as EXHIBIT A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "PROXY"); and (ii) Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

        4.      Transfer of Shares.

                4.1 Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A; and (b) agreed to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Voting Agreement.

                4.2 Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Shares is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Shares.

        5. No Solicitation. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his Representatives do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

        6. Representations, Warranties and Covenants of the Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:



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                6.1     Ownership of Shares. Stockholder (i) is the beneficial
owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                6.2     No Conflicts of Consents.

                        (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Shares pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

                        (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

                6.3 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the Closing as if made on that date.

                6.4 No Proxy Solicitations. Stockholder will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Financing; (ii) initiate a Stockholders' vote or action by written consent of the Company Stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.



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        7.      Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent and Stockholder, as the case may be, to carry out the intent of this Agreement.

        8. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Closing Date of the Financing (as defined in the Purchase Agreement.

        9. Legend. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock prior to the Expiration Date), Stockholder shall ensure that each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Stockholder bears a legend in the following form:

THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF MAY 12, 1999 BETWEEN THE ISSUER AND THE STOCKHOLDER, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

        10.     Miscellaneous.

                10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, either this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. Without limiting any of the restrictions set forth in Section 4 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Shares are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than the Company and its successors and assigns) any rights or remedies of any nature.

                10.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in



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addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

                10.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

                If to the Company to:

                             Cardiac Pathways Corporation
                             995 Benecia Avenue
                             Sunnyvale, California 94086
                             Telephone:   (408) 737-0505
                             Facsimile:   (408) 737-1700

                             Attention: G. Michael Latta,
                                        Chief Financial Officer

                             with a copy to:

                             Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, CA 94304-1050
                             Telephone:   (650) 493-9300
                             Facsimile:   (650) 845-5000

                             Attention:   Chris F. Fennell, Esq.


                If to the Stockholder: At the address provided on Signature Page or to such other address or facsimile numbers as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address or facsimile number shall only be effective upon receipt.

                10.6    Governing Law; Venue.

                        (a) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California.

                        (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Stockholder:



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                                (i)     expressly and irrevocably consents and
submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

                                (ii)    agrees that service of any process,
summons, notice or document by U.S. mail addressed to him at the address set forth on the signature page attached hereto shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                                (iii)   agrees that each state and federal court
located in the County of Santa Clara, California, shall be deemed to be a convenient forum; and

                                (iv)    agrees not to assert (by way of motion,
as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Section 10.6 shall be deemed to limit or otherwise affect the right of the Company to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

                        (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

                10.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                10.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

                10.10 Attorneys' Fees. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                10.11 Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of the Company in



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exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Voting Agreement, or any power, right, privilege or remedy of the Company under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.


                                        CARDIAC PATHWAYS CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:  William Starling
                                        Title: President and Chief Executive
                                               Officer


                                        STOCKHOLDER


                                        ----------------------------------------
                                        Name:

                                        Stockholder's Address for Notice:


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                                    Facsimile Number:

                                        Shares beneficially owned:

                                        _________________ shares of Common Stock




                    ***SIGNATURE PAGE FOR VOTING AGREEMENT***


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                                    EXHIBIT A

                                IRREVOCABLE PROXY

        The undersigned Stockholder of Cardiac Pathways Corporation, a Delaware corporation ("COMPANY"), hereby irrevocably appoints the William Starling and G. Michael Latta, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy, (ii) any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, and (iii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof, until such time as that certain Series B Convertible Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), among the Company and BankAmerica Ventures ("BAV"), which provides for the purchase of the Company's Series B Convertible Preferred Stock (the "FINANCING"), shall be terminated in accordance with its terms or the Closing (as defined in the Purchase Agreement) occurs (the "EXPIRATION DATE"). (The shares of capital stock of Company referred to in clauses (i), (ii) and (iii) above are collectively referred to as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given.

        This Proxy is irrevocable, is coupled with an interest, is granted pursuant to the Voting Agreement dated as of May 11, 1999 between Company and the undersigned Stockholder (the "VOTING AGREEMENT"), and is granted in consideration of BAV entering into the Purchase Agreement. The attorneys and proxies named above will be empowered at any time prior to the Expiration Date to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, (i) in favor of approval of the Purchase Agreement and the Financing and any matter that could reasonably be expected to facilitate the Financing, and (ii) against (a) approval of any proposal made in opposition to or competition with the consummation of the Financing, (b) any liquidation or winding up of the Company and (c) any action that would make the consummation of the Financing unfeasible.

        The attorneys and proxies named above may only exercise this Proxy to vote the Shares subject hereto at any time prior to the Expiration Date at every annual, special or adjourned meeting of the Stockholders of Company and in every written consent in lieu of such meeting or otherwise, (i) in favor of approval of the Purchase Agreement and the Financing and any matter that could reasonably be expected to facilitate the Financing, and (ii) against (a) approval of any proposal made in opposition to or competition with consummation of the Financing, (b) any liquidation or winding up of the Company, and (c) any action that would make the consummation of the Financing unfeasible, and may not exercise this Proxy on any other matter. The undersigned Stockholder may vote the Shares on all other matters.



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        Any obligation of the undersigned hereunder shall be binding upon the heirs, estates, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any shares).

        This Proxy is irrevocable.

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

        This proxy shall terminate upon the earlier of the valid termination of the Purchase Agreement or the closing of the Financing.


                Dated: May 11, 1999


        Signature of Stockholder:
                                 -----------------------------------------------

        Print Name of Stockholder:
                                 -----------------------------------------------

        Shares beneficially owned:________________________shares of Common Stock





***PROXY***